Exhibit 99.1

Contact:Anthony D. Ishaug

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

THIRD QUARTER RESULTS

Minneapolis, MN (October 18, 2023)  -  Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended September 30, 2023 of $11,149,800 or $3.05 per share diluted compared to net income of $10,368,600 or $2.93 per share diluted in 2022. For the nine months ended September 30, 2023, net income was $30,461,300 or $8.40 per share diluted compared to net income of $29,248,300 or $8.11 per share diluted for the same period last year.

Winmark - the Resale Company®, is a nationally recognized franchising business focused on sustainability and small-business formation.  We champion and guide entrepreneurs interested in operating one of our award winning resale franchises: Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  At September 30, 2023, there were 1,312 franchises in operation and over 2,800 available territories.  An additional 72 franchises have been awarded but are not open.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$40,556,100	$13,615,600
Restricted cash	40,000	65,000
Receivables, net	1,704,000	1,438,600
Net investment in leases - current	124,300	344,900
Income tax receivable	1,200	558,700
Inventories	290,900	770,600
Prepaid expenses	1,095,100	1,310,400
Total current assets	43,811,600	18,103,800

Net investment in leases – long-term	—	5,400
Property and equipment, net	1,675,900	1,704,600
Operating lease right of use asset	2,510,000	2,716,000
Intangible assets, net	3,082,800	3,348,300
Goodwill	607,500	607,500
Other assets	467,700	429,700
Deferred income taxes	3,392,000	3,540,400
	$55,547,500	$30,455,700

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable, net	$4,217,900	$4,217,900
Accounts payable	1,694,900	2,122,000
Accrued liabilities	4,038,900	2,611,700
Deferred revenue	1,680,700	1,643,900
Total current liabilities	11,632,400	10,595,500
Long-Term Liabilities:
Line of Credit/Term Loan	30,000,000	30,000,000
Notes payable, net	35,903,300	39,066,700
Deferred revenue	7,553,600	6,974,200
Operating lease liabilities	3,871,600	4,287,000
Other liabilities	1,150,100	1,164,400
Total long-term liabilities	78,478,600	81,492,300
Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 3,486,869 and 3,459,673 shares issued and outstanding	6,411,900	1,806,700
Retained earnings (accumulated deficit)	(40,975,400)	(63,438,800)
Total shareholders’ equity (deficit)	(34,563,500)	(61,632,100)
	$55,547,500	$30,455,700

Winmark Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30, 2023	September 24, 2022	September 30, 2023	September 24, 2022
Revenue:
Royalties	$19,210,000	$17,859,000	$53,063,400	$49,230,400
Leasing income	1,291,900	1,762,100	3,948,700	5,845,800
Merchandise sales	997,800	746,000	3,601,900	2,687,500
Franchise fees	334,400	348,100	1,133,400	1,160,200
Other	483,700	449,300	1,456,200	1,361,200
Total revenue	22,317,800	21,164,500	63,203,600	60,285,100
Cost of merchandise sold	935,400	717,600	3,370,500	2,552,300
Leasing expense	11,000	376,300	381,700	891,900
Provision for credit losses	700	(22,000)	(4,600)	(46,600)
Selling, general and administrative expenses	6,248,200	5,671,500	18,694,300	16,673,100
Income from operations	15,122,500	14,421,100	40,761,700	40,214,400
Interest expense	(763,100)	(820,500)	(2,339,800)	(2,045,600)
Interest and other income	385,400	21,700	803,400	7,000
Income before income taxes	14,744,800	13,622,300	39,225,300	38,175,800
Provision for income taxes	(3,595,000)	(3,253,700)	(8,764,000)	(8,927,500)
Net income	$11,149,800	$10,368,600	$30,461,300	$29,248,300
Earnings per share - basic	$3.20	$3.01	$8.77	$8.36
Earnings per share - diluted	$3.05	$2.93	$8.40	$8.11
Weighted average shares outstanding - basic	3,485,852	3,439,417	3,475,066	3,500,411
Weighted average shares outstanding - diluted	3,653,730	3,540,779	3,627,550	3,605,445

Winmark Corporation

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	September 30, 2023	September 24, 2022
OPERATING ACTIVITIES:
Net income	$30,461,300	$29,248,300
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	578,900	409,500
Provision for credit losses	(4,600)	(46,600)
Compensation expense related to stock options	1,451,000	1,203,800
Deferred income taxes	148,400	(214,700)
Operating lease right of use asset amortization	206,000	185,700
Tax benefits on exercised stock options	839,000	429,500
Change in operating assets and liabilities:
Receivables	(265,400)	(530,200)
Principal collections on lease receivables	485,200	2,819,200
Income tax receivable/payable	(281,500)	194,600
Inventories	479,700	(312,700)
Prepaid expenses	215,300	2,500
Other assets	(38,000)	2,000
Accounts payable	(427,100)	(189,100)
Accrued and other liabilities	1,021,600	1,395,000
Rents received in advance and security deposits	(254,600)	(556,200)
Deferred revenue	616,200	164,700
Net cash provided by operating activities	35,231,400	34,205,300
INVESTING ACTIVITIES:
Purchase of property and equipment	(284,700)	(70,000)
Reacquired franchise rights	—	(3,540,000)
Net cash used for investing activities	(284,700)	(3,610,000)
FINANCING ACTIVITIES:
Proceeds from borrowings on line of credit/term loan	—	33,700,000
Payments on line of credit/term loan	—	(3,700,000)
Payments on notes payable	(3,187,500)	(3,187,500)
Repurchases of common stock	—	(48,281,200)
Proceeds from exercises of stock options	3,154,200	2,937,100
Dividends paid	(7,997,900)	(6,459,700)
Net cash used for financing activities	(8,031,200)	(24,991,300)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	26,915,500	5,604,000
Cash, cash equivalents and restricted cash, beginning of period	13,680,600	11,437,000
Cash, cash equivalents and restricted cash, end of period	$40,596,100	$17,041,000
SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$2,309,100	$1,925,400
Cash paid for income taxes	$8,058,100	$8,518,100

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the Condensed Balance Sheets to the total of the same amounts shown above:
	Nine Months Ended
	September 30, 2023	September 24, 2022
Cash and cash equivalents	$40,556,100	$16,986,000
Restricted cash	40,000	55,000
Total cash, cash equivalents and restricted cash	$40,596,100	$17,041,000